Exhibit 10.03

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into effective as of the ___ day of ________________ 2011 (the“Effective Date”), by and between Montecito Offshore, LLC., a Louisiana limited liability company (“Montecito”), and PaxAcq, Inc., a Louisiana corporation and a wholly-owned subsidiary of Paxton Energy, Inc. (“PaxAcq”). Paxton Energy, Inc., a Nevada corporation authorized to do business in Louisiana (“Paxton”), is entering this Agreement for the purpose of confirming that PaxAcq is acting as its designee under the Asset Sale Agreement, as further described below.

W I T N E S S E T H:

WHEREAS, Montecito owns an interest in Lease OCS-G 33597, covering the NE/4NE/4, NE/4NE/4SE/4;and E/2SE/4NE/4 of  Block 179, Vermilion Area, OCS Leasing Map, Louisiana Map No.3 (the “Vermilion 179 Lease”);

WHEREAS, in accordance with that Asset Sale Agreement, dated March 28, 2011, between Montecito, as seller, and Paxton, as buyer, as later amended and extended (the “Asset Sale Agreement”), Montecito agreed to convey to Paxton or its designee a 70% of 8/8ths working interest and a 51.975% of 8/8ths net revenue interest in the Vermilion 179 Lease (the “Assigned Interest”), all in return for certain cash and other consideration and the assumption of certain obligations and liabilities related to or arising out of the Assigned Interest;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, including, without limitation, Paxton’s and PaxAcq’s collective assumption of certain liabilities and obligations relating to the Assigned Interest, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto hereby agree as follows:

1.           Assignment.  Montecito hereby conveys, sells, assigns, transfers, and delivers to PaxAcq, as the designee of Paxton, all of Montecito’s  right, title and interest in and to the Assigned Interest, and any and all rights and obligations associated therewith.

2.           Assumption, Release, and Indemnification.  PaxAcq hereby accepts Montecito’s interest in the Assigned Interest, and any and all rights and obligations associated with these assets (collectively, the “Assigned Assets”), and hereby assumes and agrees to perform, and fully discharge, the payment and performance of all liabilities and obligations relating to the Assigned Assets, arising after the Effective Date hereof. In addition, Montecito hereby releases, holds harmless, and agrees to indemnify Paxton and PaxAcq from any and all claims arising out of or relating to the Assigned Assets arising before or relating to the period before the Effective Date.

3.           AS IS-WHERE IS; PHYSICAL INSPECTION AND ENVIRONMENTAL CONDITION.  PAXTON AND PAXACQ REPRESENT THAT THEY HAVE INSPECTED THE ASSIGNED ASSETS AND ALL EQUIPMENT AND PROPERTY LOCATED THEREON AND ACCEPT THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE ASSIGNED ASSETS ON AN “AS IS-WHERE IS” BASIS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR.  PAXTON AND PAXACQ RELEASE MONTECITO FROM ANY LIABILITY WITH RESPECT TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE ASSIGNED ASSETS AS OF THE EFFECTIVE DATE HEREOF, TO THE EXTENT NOT CAUSED BY OR ATTRIBUTABLE TO MONTECITO’S NEGLIGENCE, FAULT, OR STRICT LIABILITY.  MONTECITO FURTHER REPRESENTS THAT IT HAS NOT MADE, AND HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF THE ASSIGNED ASSETS, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FREEDOM FROM REDHIBITORY VICES OR DEFECTS.

4.           Subrogation.  Paxton and PaxAcq shall, in assuming such obligations, be fully subrogated to each and every right of Montecito with respect thereto to the fullest extent permitted by law.

6.           Successors and Assigns.  This Agreement shall bind and inure to the benefit of Montecito and Paxton and PaxAcq and their respective successors and assigns.

7.           Headings.  The headings are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

8.           Governing Law.  Unless otherwise expressly indicated, this Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, excluding such laws that direct the application of the laws of any other jurisdiction.

9.           Survival and Binding Agreement.  The terms and conditions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and permitted assigns.

10.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.          BOEMRE Form of Assignment. The Parties acknowledge that Montecito’s assignment of the Assigned Interest will also need to be completed on the appropriate BOEMRE form. However, the completion of the BOEMRE form of assignment shall in no way affect or alter the Effective Date hereof.

12.          Conflict With Asset Sale Agreement. To the extent that the terms hereof conflict with the terms of the Asset Sale Agreement, the terms of the Asset Sale Agreement shall control.

13.          Subject to Agreement of Merger. This Agreement is also subject to the terms of that Agreement of Merger, dated April 29, 2011, between and among Paxton, PaxAcq, Virgin Oil Company, Inc. , a Louisiana corporation, and Virgin Offshore U.S.A., Inc., a Delaware corporation (the “Merger Agreement”). To the extent that the terms hereof conflict with the terms of the Merger Agreement, the terms of the Merger Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

Montecito Offshore, LLC.

By:
Name:
Title:

PaxAcq, Inc.

By:
Name:
Title:

Paxton Energy, Inc.

By:
Name:
Title:

ACKNOWLEDGMENTS

STATE OF LOUISIANA

PARISH OF ORLEANS

On this ___ day of May, 2011, before me appeared___________, to me personally known, who being by me duly sworn, did say that he is the ________________ of Montecito Offshore, LLC., and that the foregoing instrument was signed on behalf of, and as duly authorized by, said limited liability company, and said appearer acknowledged that he executed said instrument as the free act and deed of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

__________________________________________
Notary Public in and for the State of Louisiana
My Commission is Issued For Life

STATE OF ________

COUNTY OF __________

On this __ day of May, 2011, before me appeared ______________, to me personally known, who being by me duly sworn, did say that he is the _________________ of PaxAcq, Inc., and that said instrument was signed on behalf of, and as duly authorized by, said corporation and said appearer acknowledged that he executed said instrument as the free act and deed of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

______________________________________
Notary Public in and for the State of ________
My Commission Is Issued For _____

STATE OF ___________
COUNTY OF ___________

On this ____ day of May, 2011, before me appeared _____________, to me personally known, who being by me duly sworn, did say that he is the ___________ of Paxton Energy, LLC, and that said instrument was signed on behalf of, and as duly authorized by, said limited liability company and said appearer acknowledged that he executed said instrument as the free act and deed of said limited liability company,

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written,

______________________________________
Notary Public in and for the State of _______
My Commission Is Issued For _____